UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2024

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2617 Bissonnet St

Suite 225

Houston, TX 77005

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dale Curtis Hogue, Jr. as Interim Chief Executive Officer

On January 20, 2024, the board of directors (the “Board”) of Alaunos Therapeutics, Inc. (the “Company”) appointed Dale Curtis Hogue, Jr. as Interim Chief Executive Officer of the Company, effective January 20, 2024. Mr. Hogue will continue serving on the Board.

Mr. Hogue, age 54, has worked for over 20 years in various roles on both the buy- and sell-side covering biotechnology and pharmaceutical equities. Most recently, he founded Dune Lake Capital, a family office focused on the healthcare industry. Mr. Hogue spent almost eight years as a senior analyst at Discovery Capital Management, where he covered global healthcare stocks including US therapeutics, Japanese pharmaceuticals and European pharma and biotech. Early in his career, he worked as a research scientist and as a patent examiner at the US Patent and Trademark Office. Mr. Hogue holds an MBA from Duke University, an MS in Biotechnology from Johns Hopkins University and a BS in Physics from James Madison University. Mr. Hogue has served on the Board since December 29, 2023.

Mr. Hogue has no family relationship with any director or officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between him and any other person pursuant to which he was selected as an officer. Other than the Company’s standard indemnification agreement with each director, there are no transactions between Mr. Hogue and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Employment Agreement

On January 21, 2024, the Company entered into an employment agreement (the “Agreement”) with Mr. Hogue, governing the terms of his employment as the Company’s Interim Chief Executive Officer.

Under the Agreement, Mr. Hogue will receive an annual base salary of $250,000. Mr. Hogue was granted an option to purchase 600,000 shares of common stock of the Company, with an exercise price equal to $0.12. The option shall vest with respect to 50,000 shares on each monthly anniversary of the grant date, subject to Mr. Hogue’s continued employment by the Company through such date. Any shares which have not vested by the time Mr. Hogue is no longer employed by the Company will be forfeited. Such option grant will be governed by the Company’s 2020 Equity Incentive Plan and the standard form of stock option agreement adopted thereunder.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaunos Therapeutics, Inc.

Date. January 22, 2024	By:	/s/ Michael Wong
Name: Michael Wong
Title: Vice President, Finance